AMENDMENT  TO PARTICIPATION  AGREEMENT

The Participation Agreement (the "Agreement"), dated as of September 21, 1996, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Pruco Life Insurance Company and Prudential Annuities Distributors, Inc.,  is hereby amended as follows:

WHEREAS, effective April 30, 2010, AIM Variable lnsurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable lnsurance Funds(lnvesco Variable Insurance Funds);

WHEREAS, on March 31, 2008, A I M Distributors, lnc. was renamed Invesco Aim Distributors, lnc. Effective April 30, 2010, lnvesco Aim Distributors, Inc. was renamed lnvesco Distributors, lnc. All references to A I M Distributors, lnc. and Invesco Aim Distributors,  lnc. will hereby be deleted and replaced with Invesco Distributors, lnc.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE  UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS  UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:  April 30, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
Attest: /s/ Peter Davidson	By: /s/ John M. Zerr
Name: Peter Davidson	Name: John M. Zerr
Title: Assistant. Secretary	Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.
Attest: /s/ Peter Davidson	By: /s/ John S. Cooper
Name: Peter Davidson	Name: John S. Cooper
Title: Assistant. Secretary	Title: President

PRUCO LIFE INSURANCE COMPANY
Attest: Candice D. Fallon	By: /s/ Timothy S. Cronin
Name: Candice D. Fallon	Name: Timothy S. Cronin
Title: Project Manager	Title: Executive Vice President

PRUDENTIAL ANNUITIES DISTRIBUTORS, INC.

Attest: Candice D. Fallon	By: /s/ Timothy S. Cronin
Name: Candice D. Fallon	Name: Timothy S. Cronin
Title: Project Manager	Title: Executive Vice President

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